EXHIBIT 99.1

Mar 1, 2018
OTC Markets Group Inc. News Service

BLACKSTAR ENTERPRISE GROUP, INC. Announces:

PR Newswire BOULDER, Colo., March 1, 2018

BOULDER, Colo., March 1, 2018 /PRNewswire/ --

BLACKSTAR ENTERPRISE GROUP, INC. Completed a Private Placement Offering

BlackStar Enterprise Group, Inc. OTC QB (BEGI), recently completed a private placement offering pursuant to the offering exemption under Rule 506 of Regulation D of the Securities Act of 1933, raising $165,000. The Company intends to use the proceeds of this offering to fund operations of the merchant bank, including exploratory efforts into how the Company can best expand its services into the blockchain and crypto equity industry.

BLACKSTAR ENTERPRISE GROUP, INC. Incorporated a subsidiary called Crypto Equity Management Corp.

BlackStar is conducting an in-depth analysis for the Company's involvement in Distributed Ledger Technology ("DLT") related ventures. To that end, the Company formed a subsidiary, Crypto Equity Management Corp. ("CEMC"), on September 30, 2017. As a merchant bank, BlackStar intends to seek to provide access to capital for companies and is specifically seeking out ventures involved in DLT. BlackStar recognizes the similarities in the DLT ecosystem today compared to the Dot Com era in the 90's, which present both challenges and opportunities. BlackStar intends to facilitate DLT involved companies through majority controlled joint ventures with its subsidiary Crypto Equity Management Corp.  The Company is actively seeking opportunities for ventures in the DLT ecosystem.  BlackStar, through CEMC, intends to initially control and manage each venture.

BLACKSTAR ENTERPRISE GROUP, INC. Incorporated a subsidiary called Crypto Industry SRO Inc.

BlackStar Enterprise Group, Inc. also formed a nonprofit company, Crypto Industry SRO Inc., on December 31, 2017. Crypto Industry SRO is in the beginning stages of organizing membership participation in the newly formed nonprofit. Crypto Industry SRO is planned to act as a self-regulatory membership organization for the crypto-equity industry and set guidelines and best-practice rules by which industry members would abide.

About BlackStar Enterprise Group, Inc.
BlackStar Enterprise Group, Inc. (BlackStar, the Company) is a publicly traded merchant banking firm, facilitating joint venture capital to early stage revenue companies.  BlackStar's shares trade on the OTC QB (BEGI).  While remaining compliant with current SEC disclosure and reporting guidelines, BlackStar intends to offer consulting and regulatory compliance services to crypto-equity companies and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in crypto-related ventures though our subsidiary, CEMC.

SEC Disclaimer
This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in BlackStar's ("the Company's") business plan. The creation of subsidiaries and expansion of services into new sectors should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

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 SOURCE BlackStar Enterprise Group, Inc.

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